The Growth Fund of Washington 10f-3 Report July 1996

Portfolio Manager:                                Prabha S. Carpenter

Fund Net Assets at Beginning of Mon                     $47,149,642.00
Fund Net Assets at End of Month:                       $45,217,995.62

                                              Issue
Issue
Name of Issue                 Strayer Education Inc.
Date of Purchase                   07/25/96
Number of Shares                            700
Price Per Share                       $10.000
Total $ Purchased                          $7,000.00
Total Commissions                           $280.00
Total Size of Underwriting                $30,000,000
Percentage of Underwriting Purchased         0.02%
Name of Selling Group Member        A.g. Edwards & Sons, Inc.
Type of Agreement                       Underwriter


Check the following which apply to each transaction reported above (and discuss any exceptions):

Fund purchase was made prior to the end of the first full business day after the initial offering date (or the 4th day before termination, if a rights offering) X

Underwriting was a firm commitment.     X

Amount purchased is not more than 4% of the principal amount of the offering or $500,000 (but in no case more than 10% of the offering) X

Amount of purchase is not more than 3% of the Fund's total assets.  X

Purchase was not made from a "Manager" or an affiliate of the "Manager".   X

Purchase was not part of a group sale, or otherwise allocated the "Manager" or
its affiliate's accounts.    X

The issuer of the securities purchased has been in continous operation for not
less than three years, including predecessors.    X

                                             Michael W. Stockton
"Manager" as defined under rule 10f-3                 Signature of Person
                                                   Preparing Report

The Growth Fund of Washington 10f-3 Report December 1996

Portfolio Manager:                                Prabha S. Carpenter

Fund Net Assets at Beginning of Mon                     $51,309,645.00
Fund Net Assets at End of Month:                       $48,801,460.00

                                              Issue
Name of Issue                 Versatility, Inc.
Date of Purchase                        12/12/96
Number of Shares                           1,000
Price Per Share                       $15.000
Total $ Purchased                         $15,000.00
Total Commissions                            $630.00
Total Size of Underwriting                $33,000,000
Percentage of Underwriting Purchased         0.05%
 Name of Selling Group Member/Principal Ferris Baker Watts
Type of Agreement                       Underwriter

Check the following which apply to each transaction reported above (and discuss any exceptions):

Fund purchase was made prior to the end of the first full business day after the initial offering date (or the 4th day before termination, if a rights offering) X

Underwriting was a firm commitment.     X

Amount purchased is not more than 4% of the principal amount of the offering or $500,000 (but in no case more than 10% of the offering) X

Amount of purchase is not more than 3% of the Fund's total assets.  X

Purchase was not made from a "Manager" or an affiliate of the "Manager".   X

Purchase was not part of a group sale, or otherwise allocated the "Manager" or
its affiliate's accounts.    X

The issuer of the securities purchased has been in continous operation for not
less than three years, including predecessors.    X

                                             Nancy J. Slowey
"Manager" as defined under rule 10f-3                 Signature of Person
                                                   Preparing Report